As filed with the Securities and Exchange Commission on October 1, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 1, 2013
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2013, Bank of America Corporation (“BAC”) merged Merrill Lynch & Co., Inc. (“ML&Co.”) into itself pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Merger”). Upon consummation of the Merger, BAC assumed all obligations of ML&Co. under its outstanding debt securities. As of September 30, 2013, the aggregate principal amount of outstanding long-term debt issued by ML&Co. was approximately $61 billion. All debt securities issued are payable in accordance with their original terms on the dates and in the manner provided for in the applicable notes and the applicable indenture or agency agreement. Upon the occurrence of the specified events of default (including for non-payment of senior debt securities), holders of the debt securities or the applicable trustee will have the right to accelerate amounts owed.

In connection with the Merger, BAC expressly assumed debt securities of ML&Co. pursuant to the following supplemental indentures and amendments:

•
a Twentieth Supplemental Indenture, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as trustee (to the Indenture of ML&Co., dated as of April 1, 1983 and restated as of April 1, 1987, as supplemented and amended);

•
a Second Supplemental Indenture, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as trustee (to the Indenture of ML&Co., dated as of October 1, 1993, as supplemented and amended);

•
a Second Supplemental Indenture, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as trustee (to the Indenture of ML&Co., dated as of December 17, 1996, as supplemented and amended);

•
a Third Supplemental Indenture, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as trustee (to the Indenture of ML&Co., dated as of December 14, 2004, as supplemented and amended);

•
a Fourth Supplemental Indenture, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as trustee (to the Indenture of ML&Co., dated as of December 14, 2006, as supplemented and amended);

•
an amendment and assumption, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of New York Mellon, as issuing and paying agent, related to the Issuing and Paying Agency Agreement of ML&Co., dated as of April 7, 1998;

•
an amendment, dated as of September 30, 2013, among BAC, ML&Co. and Deutsche Bank AG, London Branch, as agent, to each of the Agency Agreements relating to ML&Co.'s Euro Medium-Term Note Program, under which outstanding ML&Co. debt securities were issued;

•
an amendment, dated as of September 30, 2013, among BAC, ML&Co. and Mizuho Bank, Ltd., as fiscal agent and paying agent, to the Fiscal and Paying Agency Agreement of ML&Co., dated as of November 25, 2004;

•	an amendment, dated as of September 30, 2013, among BAC, ML&Co. and Mizuho Bank, Ltd., to the Fiscal, Issuing and Paying Agency Agreement of ML&Co., dated June 27, 2007; and

•	an amendment, dated as of September 30, 2013, among BAC, ML&Co. and The Bank of Tokyo - Mitsubishi UFJ, Ltd., to the Fiscal and Paying Agency Agreement, dated October 27, 2005.

ITEM 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger, BAC entered into new or amended guarantee agreements, each dated as of September 30, 2013, with ML&Co. and The Bank of New York Mellon, as trustee, related to the following outstanding trust preferred securities of ML&Co.:

•
7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III, 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV and 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V (collectively, the “TOPrS”); and

•
Trust Preferred Securities issued by each of Merrill Lynch Capital Trust I, Merrill Lynch Capital Trust II and Merrill Lynch Capital Trust III (collectively, the “ICONs” and together with the TOPrS, the “Trust Preferred Securities”).

BAC's express assumption of the guarantee obligations of ML&Co. under the new or amended guarantee agreements constitutes a material modification of the rights of holders of the Trust Preferred Securities. The principal assets related to the TOPrS and the sole assets related to the ICONs are outstanding long-term debt securities issued by ML&Co. As described above under Item 2.03, all outstanding debt securities issued by ML&Co. were assumed by BAC upon the consummation of the Merger.

The Trust Preferred Securities will continue to be listed on the New York Stock Exchange under their existing ticker symbols. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the BAC guarantees relating to the Trust Preferred Securities are deemed to be registered under Section 12(b) of the Exchange Act.

ITEM 8.01	Other Events.

On October 1, 2013, BAC issued a news release announcing the consummation of the Merger. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01. As a result of the Merger, ML&Co. will cease to separately file reports with the U.S. Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Corporate Secretary and Associate General Counsel

Dated: October 1, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated October 1, 2013

5